Exhibit 99.1

NRG Energy Updates 2011 Guidance Following Dynegy Shareholder Vote and Termination of Acquisition
Agreements

PRINCETON, NJ; November 24, 2010—NRG Energy, Inc. (NYSE: NRG) amends its 2011 guidance to adjust for exclusion of 3,884 megawatts of gas assets in California and Maine as a result of Dynegy’s shareholder vote against Blackstone Group L.P.’s buyout offer and termination of the operative acquisition agreements. NRG has revised its 2011 adjusted EBITDA guidance to a range of $1,750 to $1,950 million. Free cash flow before growth investments is expected to be $825 to $1,025 million.

“While we are disappointed in this outcome, NRG has a wealth of opportunities to deploy its available capital in ways that enhance value to our stakeholders,” said Christian Schade, NRG Energy’s Chief Financial Officer.

About NRG
NRG Energy, Inc., a Fortune 500 and S&P 500 Index company, owns and operates one of the country’s largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company’s power plants provide nearly 26,000 megawatts of generation capacity—enough to supply nearly 21 million homes. NRG’s retail businesses, Reliant Energy and Green Mountain Energy Company, combined serve more than 1.8 million residential, business, commercial and industrial customers. With investments in solar, wind and nuclear power, as well as electric vehicle infrastructure, NRG is working to help America transition to a clean energy economy. More information is available at www.nrgenergy.com.

2011 Reconciliation of Adjusted EBITDA Guidance

($ in millions)                                                         November 24, 2010
   Adjusted EBITDA guidance                                          1,750-1,950

     Interest payments                                                           (692)

     Income tax                                                                   (50)

     Collateral/working capital/other changes                                      154
---------------------------------------------                     --------------------

   Cash flow from operations                                                     1,150-1,350

     Maintenance capital expenditures                                                          (223)

     Environmental capital expenditures, net                                                   (111)

     Preferred dividends                                                                         (9)
------------------------                                                        --------------------

   Free cash flow – before growth investments                                      825-1,025

      Growth investments                                                         (343)

      NINA capital calls                                                          (50)

   Free cash flow                                                                    425-625
--------------                                  --------------------------------------

Note: Subtotals and totals are rounded

EBITDA and adjusted EBITDA are non GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for gains or losses on the sales of equity method investments; currency loss; Exelon defense costs, and Reliant retail acquisition and integration costs; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Free cash flow is cash flow from operations less capital expenditures, preferred stock dividends, repowering capital expenditures net of project funding, and NINA Capital Calls and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. Free cash flow before growth investments is used to show NRG’s ability to fund certain growth initiatives in addition to debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow as a measure of cash available for discretionary expenditures.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our adjusted EBITDA, free cash flow guidance, expected earnings, future growth, financial performance, environmental capital expenditures, and nuclear and renewable energy development projects, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, successful partnering relationships, the inability to receive Federal loan guarantees competition in wholesale and retail power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, the inability to implement value enhancing improvements to plant operations and companywide processes, the inability to maintain retail customers, and the inability to achieve the expected benefits and timing of development projects.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The adjusted EBITDA guidance and free cash flows are estimates as of today’s date, November 24, 2010 and are based on assumptions believed to be reasonable as of this date. NRG expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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